 Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of LCA-Vision Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2008 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K  fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2009	/s/ Steven C. Straus	Name: Steven C. Straus
Title: Chief Executive Officer

Dated: March 13, 2009	/s/ Michael J. Celebrezze	Name: Michael J. Celebrezze
Title: Senior Vice President/Finance,
Chief Financial Officer & Treasurer